SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2003

CERTEGY INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Amber Park Drive Suite 600 Alpharetta, Georgia	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (678) 867-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 99	Certegy Inc. press release dated March 21, 2003 announcing the Company’s new agreement with IBM for on demand technology services for its United States operations.

Item 9.    Regulation FD Disclosure

On March 21, 2003, Certegy Inc. issued a press release announcing a new ten-year agreement with IBM to provide on demand technology services for its United States operations.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

By:	/s/ MICHAEL T. VOLLKOMMER
Michael T. Vollkommer Corporate Vice President and Chief Financial Officer

Date:    March 21, 2003

EXHIBIT INDEX

The following Exhibit is being filed with this report.

Exhibit No.	Description
99	Certegy Inc. press release dated March 21, 2003 announcing the Company’s new agreement with IBM for on demand technology services for its United States operations.